METHODE ELECTRONICS, INC. REPORTS
FISCAL 2012 FIRST-QUARTER FINANCIAL RESULTS

Net Sales Increase 11.9 Percent Year Over Year

Chicago, IL - September 1, 2011 - Methode Electronics, Inc. (NYSE: MEI), a global developer of custom engineered and application specific products and solutions, today announced financial results for the Fiscal 2012 first quarter ended July 30, 2011.

First-Quarter Fiscal 2012
Methode's first-quarter Fiscal 2012 net sales increased $11.8 million, or 11.9 percent, to $110.8 million from $99.0 million in the same quarter of Fiscal 2011. Translation of foreign currency increased net sales $2.6 million, or 2.3 percent, in the year-over-year comparison.

Net income decreased $2.6 million to $1.5 million, or $0.04 per share, in the first quarter of Fiscal 2012 from $4.1 million, or $0.11 per share, in the same period of Fiscal 2011. Year over year, Fiscal 2012 first-quarter net income was negatively affected by:

•	higher non-executive performance based compensation and severance expense of $1.4 million

•	costs related to the design, development, engineering and launch of two large North American automotive programs due to launch in Fiscals 2012 and 2013 of $1.2 million

•	higher stock award amortization expense of $0.8 million

•	lower other income, net of $0.8 million, primarily related to less life insurance gain compared to Fiscal 2011

•	costs related to vendor production and delivery issues of $0.6 million

•	increased costs for new product development within the Power Products segment related to an on board charger for an electric truck of $0.6 million

Year over year, Fiscal 2012 first-quarter net income benefitted from:

•	higher sales and gross margins

•	lower income tax expense of $0.6 million

Consolidated gross margins as a percentage of sales were 18.1 percent in the Fiscal 2012 first quarter compared to 19.7 percent in the same period of Fiscal 2011. The decrease was due to design, development and engineering costs for new automotive programs launching in Fiscal years 2012 and 2013, Power Products segment product launch costs, as well as costs related to vendor production and delivery issues. Additionally, gross margins in the Fiscal 2012 first quarter were negatively impacted by increased sales of automotive product that has higher prime cost due to the current high percentage of purchased content, which was exacerbated by the vendor production and delivery issues. Gross margins were favorably impacted by sales mix within the Interconnect segment.

Methode Electronics, Inc. Reports Fiscal 2012 First-Quarter Financial Results

Selling and administrative expenses increased $3.0 million, or 19.2 percent, to $18.6 million in the Fiscal 2012 first quarter compared to $15.6 million in the prior-year first quarter due primarily to higher stock award amortization and non-executive performance based compensation expense. While legal expense related to the Delphi litigation decreased $0.7 million to $0.8 million in the first quarter of Fiscal 2012 compared to $1.5 million in the prior-year first quarter, overall legal expense in the first quarter was flat year over year. Selling and administrative expenses as a percentage of net sales were 16.8 percent for the Fiscal 2012 first quarter compared to 15.8 percent in the same period last year.

In the Fiscal 2012 first quarter, income tax expense decreased $0.6 million to no expense compared to $0.6 million for the Fiscal 2011 period. During the first quarter of Fiscal 2012, a benefit of $1.1 million was recorded relating to tax credits from the Company's Malta facility, which was offset by $1.1 million of income tax expense related to foreign profits. The Fiscal 2011 first quarter included taxes on foreign profits of $0.5 million and $0.1 million related to non-federal U.S. taxes.

First-Quarter Fiscal 2012 Segment Comparison
Comparing the Automotive segment's first quarter of Fiscal 2012 to the same period of Fiscal 2011,

•	Net sales increased 25.4 percent attributable to

◦	a 123.4 percent sales improvement in North America due primarily to increased sales for the Ford center console program;

◦	an 18.8 percent sales increase in Europe primarily due to fluctuation in currency exchange rates; and

◦	an 8.0 percent sales increase in Asia due to higher sales for transmission lead frame and steering angle sensor products.

•
Gross margins as a percentage of sales decreased to 14.8 percent from 20.2 percent due to costs related to design, development and engineering costs for two North American automotive programs launching in Fiscals 2012 and 2013, costs related to vendor production and delivery issues and the increased sales of automotive product that has higher prime cost due to the current high purchased content.

•
Income from operations declined to $2.2 million from $2.9 million due to expenses related to new programs and new product launches, higher non-executive performance based compensation, and costs related to a vendor's production and delivery issues, partially offset by higher net sales and gross margins and lower Delphi legal expenses.

Comparing the Interconnect segment's first quarter of Fiscal 2012 to the same period of Fiscal 2011,

•	Net sales decreased 6.4 percent attributable to

◦	lower North American sales of 14.7 percent due to reduced appliance sales partially offset by improved data and safety radio remote control device sales;

◦
increased sales in Europe of 5.3 percent due to higher data and safety radio remote control device sales partially offset by the lack of optical sales due to the sale of the Czech Republic optical business in the Fiscal 2011 fourth quarter; and

◦	improved Asian sales of 26.3 percent primarily due to higher sales for safety radio remote control devices.

•	Gross margins as a percentage of sales improved to 28.4 percent from 26.6 percent due primarily to a favorable sales mix within the segment.

•
Income from operations grew to $4.3 million from $3.8 million as a result of a favorable sales mix within the segment and lower selling and administrative expenses related to the sale of the Czech Republic optical business, partially offset by lower sales volumes and higher bad debt expenses.

Methode Electronics, Inc. Reports Fiscal 2012 First-Quarter Financial Results

Comparing the Power Products segment's first quarter of Fiscal 2012 to the same period of Fiscal 2011,

•	Net sales improved 11.3 percent driven by

◦	a 12.2 percent sales increase in Asia due to higher busbar demand;

◦	an 11.6 percent rise in North America due to growth in busbar and heat sink product demand; and

◦	partially offset by lower demand for flexible cabling products in North America.

•
Gross margins as a percentage of sales declined to 15.6 percent from 20.0 percent due to higher costs related to new product development in North America, including $0.6 million for an on board charger for an electric truck, partially offset by favorable sales mix for heat sink and busbar products.

•	Income from operations decreased to $0.2 million from $0.5 million due to increased expenses for new product development partially offset by higher net sales and lower bonus expense.

Planned Purchase of Injection Molding and Painting Operation
The Company intends to acquire the assets and operations of an injection molding and painting operation to vertically integrate various paint and laser etch processes that are vital in the production of automotive center consoles. Although the vertical integration will require capital for additional equipment, the overall capital investment will be considerably less than for a similar Greenfield operation. This vertical integration is expected to reduce prime costs, improve quality and mitigate certain supply risks experienced over the past several quarters. Methode intends to close the acquisition in September and complete the integration of the facility by the end of Fiscal 2012.

Management Comments
President and Chief Executive Officer Donald W. Duda said, “We are encouraged with first-quarter sales, which improved nearly 12 percent over the same period of last fiscal year. However, during the first quarter, we saw the beginning of a slowdown in our European Automotive business. In line with these economic conditions, we intend to implement actions to reduce selling and administrative expenses in Europe and should see the effects of these actions on our results beginning in the fourth quarter of Fiscal 2012.

“Year over year, consolidated gross margins in the first quarter were lower in Fiscal 2012 than in Fiscal 2011, primarily the result of continued higher design, development and engineering costs to support the products expected to launch later this fiscal year and in Fiscal 2013, which are projected to grow our automotive sales substantially.”

Mr. Duda concluded, “While vendor production and delivery issues continued to impact results in the first quarter, we believe our pending acquisition of an injection molding and painting operation is a major step toward the vertical integration of these intricate processes. We believe this vertical integration, combined with the launch of several significant programs, will lead to a meaningful improvement in margins.”

Conference Call
The Company will conduct a conference call and Webcast today to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Douglas A. Koman, at 10:00 a.m. Central time.

To participate in the conference call, please dial (877) 407-8031 (domestic) or (201) 689-8031 (international) at least five minutes prior to the start of the event. A simultaneous Webcast can be accessed through the Company's Web site, www.methode.com, by selecting the Investor Relations page, and then clicking on the “Webcast” icon.

Methode Electronics, Inc. Reports Fiscal 2012 First-Quarter Financial Results

A replay of the conference call, as well as an MP3 download, will be available shortly after the call through September 15 by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international) and providing Account number 286 and Conference ID number 377434. On the Internet, a replay will be available for 30 days through the Company's Web site, www.methode.com, by selecting the Investor Relations page and then clicking on the “Webcast” icon.

About Methode Electronics, Inc.
Methode Electronics, Inc. (NYSE: MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in China, Germany, India, Lebanon, Malta, Mexico, the Philippines, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, electronic, wireless, safety radio remote control, sensing and optical technologies to control and convey signals through sensors, interconnections and controls. Our business is managed on a segment basis, with those segments being Automotive, Interconnect, Power Products and Other. Our components are in the primary end markets of the automobile, computer, information processing and networking equipment, voice and data communication systems, consumer electronics, appliances, aerospace vehicles and industrial equipment industries. Further information can be found on Methode's Web site www.methode.com.

Forward-Looking Statements
This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) dependence on a small number of large customers, including two large automotive customers; (2) dependence on the automotive, appliance, computer and communications industries; (3) further downturns in the automotive industry or the bankruptcy of certain automotive customers; (4) automotive program launches may be delayed or have lower than anticipated volumes; (5) ability to compete effectively; (6) customary risks related to conducting global operations; (7) dependence on the availability and price of raw materials; (8) dependence on our supply chain; (9) ability to keep pace with rapid technological changes; (10) ability to avoid design or manufacturing defects; (11) ability to protect our intellectual property; (12) ability to withstand price pressure; (13) the usage of a significant amount of our cash and resources to launch new North American automotive programs; (14) location of a significant amount of cash outside of the U.S.; (15) currency fluctuations; (16) ability to successfully benefit from acquisitions and divestitures; (17) ability to withstand business interruptions; (18) unfavorable tax laws; (19) ability to implement and profit from newly acquired technology; and (20) the future trading price of our stock.

For Methode Electronics, Inc. - Investor Contacts:
Kristine Walczak, Dresner Corporate Services, 312-780-7205, kwalczak@dresnerco.com
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except per share data)

	Three Months Ended
	July 30, 2011	July 31, 2010

Net sales	$110,804	$98,973

Cost of products sold	90,824	79,529

Gross Margins	19,980	19,444

Selling and administrative expenses	18,562	15,595

Income from operations	1,418	3,849

Interest expense, net	4	26
Other income, net	(43)	(849)

Income before income taxes	1,457	4,672

Income tax expense	22	642

Net income	1,435	4,030

Less: Net loss attributable to noncontrolling interest	(59)	(35)
NET INCOME ATTRIBUTABLE TO METHODE ELECTRONICS, INC.	$1,494	4,065

Amounts per common share attributable to Methode Electronics, Inc.:
Basic	$0.04	$0.11
Diluted	$0.04	$0.11
Cash dividends:
Common stock	$0.07	$0.07
Weighted average number of Common Shares outstanding:
Basic	37,277,306	37,045,771
Diluted	37,518,183	37,289,671

METHODE ELECTRONICS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	July 30, 2011	April 30, 2011
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$84,426	$57,445
Accounts receivable, net	83,996	88,036
Inventories:
Finished products	7,703	6,271
Work in process	12,436	10,981
Materials	20,263	21,305
	40,402	38,557
Deferred income taxes	3,735	3,778
Prepaid and refundable income taxes	829	851
Prepaid expenses and other current assets	9,280	7,294
TOTAL CURRENT ASSETS	222,668	195,961
PROPERTY, PLANT AND EQUIPMENT	298,359	298,254
Less allowances for depreciation	236,471	236,743
	61,888	61,511
GOODWILL	16,422	16,422
INTANGIBLE ASSETS, net	17,961	18,423
PRE-PRODUCTION COSTS	14,923	14,645
OTHER ASSETS	27,345	27,782
	76,651	77,272
TOTAL ASSETS	$361,207	$334,744
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$37,772	$37,152
Other current liabilities	27,024	25,703
TOTAL CURRENT LIABILITIES	64,796	62,855

LONG-TERM DEBT	27,000	—
OTHER LIABILITIES	5,279	8,138
DEFERRED COMPENSATION	4,773	2,607
SHAREHOLDERS’ EQUITY
Common stock, $0.50 par value, 100,000,000 shares authorized, 38,363,078 and 38,312,243 shares issued as of July 30, 2011 and April 30, 2011, respectively	19,182	19,156
Additional paid-in capital	74,002	72,113
Accumulated other comprehensive income	21,195	23,152
Treasury stock, 1,342,188 shares as of July 30, 2011 and April 30, 2011	(11,377)	(11,377)
Retained earnings	154,894	155,989
TOTAL METHODE ELECTRONICS, INC. SHAREHOLDERS’ EQUITY	257,896	259,033
Noncontrolling interest	1,463	2,111
TOTAL EQUITY	259,359	261,144
TOTAL LIABILITIES AND EQUITY	$361,207	$334,744

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Three Months Ended
	July 30, 2011	July 31, 2010
OPERATING ACTIVITIES
Net income	$1,435	$4,030
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation	3,439	3,356
Amortization of intangibles	462	556
Amortization of stock awards and stock options	1,110	342
Changes in operating assets and liabilities	(231)	(10,518)
Other	286	22
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES	6,501	(2,212)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(4,553)	(1,956)
Purchase of investment	—	(750)
NET CASH USED IN INVESTING ACTIVITIES	(4,553)	(2,706)

FINANCING ACTIVITIES
Proceeds from exercise of stock options	198	13
Cash dividends	(2,589)	(2,576)
Net borrowings	27,000
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES	24,609	(2,563)

Effect of foreign currency exchange rate changes on cash	424	109

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	26,981	(7,372)
Cash and cash equivalents at beginning of period	57,445	63,821
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$84,426	$56,449